                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mr. T.L. Li and Mr. Jerry Mo, of Peak International Limited (the "Company"), and each of them his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to take the following actions:

     1. To execute in the name of such person, and to file with the United States Securities and Exchange Commission, a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of up to 700,000 shares of common stock, par value US$0.01 per share, of the Company, to be issued by the Company pursuant to the 1997 Share Option Plan (the "Option Plan"), and to execute and file any and all amendments or post-effective amendments to the Registration Statement, together with such exhibits and other documents as such person executing the same may approve.

     2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the shares of common stock pursuant to the Registration Statement under the securities or Blue Sky laws of any of the states or other jurisdictions of the United States of America or under the securities or other relevant laws of other jurisdictions outside the United States and to cause the same to be filed with the securities or Blue Sky commissions of such states or other jurisdictions or the relevant authorities in the appropriate jurisdictions outside the United States.

     3. To sign such other documents, including, without limitation, such other appropriate documents relating to the shares and the Option Plan, to take such other actions, and to do such other things as said agent and attorney-in-fact may deem necessary or appropriate from time to time in connection with the foregoing and in connection with the issuance and sale from time to time by the Company of the Shares pursuant to the Option Plan.

     IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney on the 16th day of December, 1997:


Name                                     Title
----                                     -----


/s/ T.L. Li                              Chairman and Chief Executive Officer
--------------------------
T.L. Li


/s/ Robin Nicholson                      Director
--------------------------
Robin Nicholson


/s/ Francis Leung                        Director
--------------------------
Francis Leung


/s/ Hon Ying Ng                          Director
--------------------------
Hon Ying Ng


/s/ Kong Chi Wong                        Director
--------------------------
Kong Chi Wong


/s/ Richard M. Brook                     President and Chief Operating Officer,
--------------------------                 Director
Richard M. Brook


/s/ Jerry Mo                             Chief Financial Officer and Controller,
--------------------------                 Director
Jerry Mo

                                       2